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                                                                    Exhibit 23.3

KPMG PEAT MARWICK LLP

One Arizona Center          Telephone 503-221-6500          Telefax 503-796-7650
Suite 2000
1211 Southwest 5th Avenue
Portland, OR 97204

The Board of Directors
Citadel Broadcasting Company

We consent to the use of our report dated February 14, 1997 on the consolidated balance sheet of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended included herein and to the reference to our firm under the heading "Experts" in the registration statement.

                                             /s/  KPMG PEAT MARWICK LLP
                                             -----------------------------------

Portland, Oregon
September 30, 1997